Exhibit 99.1

Supernus to Host Second Quarter 2019 Earnings Conference Call

ROCKVILLE, Md., July 23, 2019 - Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company expects to report business results for the second quarter of 2019 after 5:00 p.m. ET on Tuesday, August 6, 2019.

Jack Khattar, President and Chief Executive Officer, and Greg Patrick, Chief Financial Officer, will host a conference call to present the second quarter 2019 business and financial results on Wednesday, August 7, 2019 at 9:00 a.m. ET. Following management’s prepared analysis and discussion of business results, the call will be open for questions.

A live webcast will be available at www.supernus.com.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	1527779
Conference Call Name:	Supernus Pharmaceuticals Second Quarter 2019 Earnings Conference Call

Following the live call, a replay will be available on the Company’s website under the ‘Investors Relations’ section. The webcast will be available on the Company’s website for 60 days following the live call.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in the CNS market, including SPN-810 for the treatment of Impulsive Aggression in ADHD patients, SPN-812 for the treatment of ADHD and SPN-604 for the treatment of bipolar disorder.

CONTACTS:
Jack A. Khattar, President and CEO
Gregory S. Patrick, Senior Vice President and CFO
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591

or

INVESTOR CONTACT:
Peter Vozzo
Westwicke
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com